Donald W. Seale
Senior Vice President Merchandise Marketing
Norfolk Southern Corporation
Special Securities Analyst Meeting
Brosnan Forest, S.C.
February 27, 2003

Good morning, it's good to have you at Brosnan Forest again. In my remarks today, I will recap our 2002 Merchandise results and make some brief comments on the outlook and our focus in each of the five Merchandise Business Groups this year.

Our Merchandise business is fairly balanced, with automotive and chemicals representing the largest two groups at 15% and 12%, respectively.

In 2002 these five groups generated 58% ($3,648 Billion) of the Company's revenue and 41% (2,757 million carloads) of the total loads.

In 2002, all five business groups saw favorable increases in year-over-year revenue with the exception of paper as our TOP service initiative, combined with focused yield and marketing efforts, generated a 3% increase in revenue (+$122 million) from a 2% gain in car loadings (+41,000).

Equipment utilization improved across the board. Car-days per load improved by 7% driven by reduced dwell time at terminals, reduced handling per car, and higher velocity through the network.

Revenue per car-day improved by 17% while revenue per Merchandise crew start increased by 4% reflecting improved pricing and the benefits of our TOP service initiative.

As you can see here, car-days per load, a key indicator of utilization, improved substantially in all groups with the highest level of improvement in automotive, agriculture, and paper and forest products. This positive trend benefits both customers and Norfolk Southern as it represents improved cycle times for equipment and greater availability of equipment for customer loading.

Concurrently, significant improvement in revenue per car-day was realized across all groups. This is a good indicator of our progress in improved yield as well as increased velocity and equipment utilization.

We also focused on enhanced billing, customer facing and back office activity in 2002. This effort improved our billing accuracy to 96%, up 3% annually in 2001. Also, EDI bills of lading increased by 4% to 78% and internet bill of ladings increased to 20% of the total.

These favorable trends reduced billing disputes with our customers, and in turn, improved days sales outstanding by 10% and accounts receivables over 30 days by 30%.

Merchandise carloadings in 2002 improved primarily in the second half of the year, resulting in a 2% increase for the full year. Automotive and steel carloadings drove this increase.

While we are pleased with this modest rebound, our volume fell short of year 2000 carloadings by 6% overall or some 160,000 carloads. Obviously we have the capacity to handle these larger volumes and we look forward to an improving manufacturing sector and and higher levels of truck conversions this year.

Revenue increased by 3% for all groups, with the exception of Paper, showing gains over 2000 and 2001.

We are pleased with the continued progress in yield improvement, particularly as the value of our service has improved under the TOP initiative.

Improved revenue per car for all groups of 2% in 2002 and 7% over 2001 underscores the improving price-to-service value trend. We see this continuing in 2003 as we add greater value to service consistency by rolling out the technology that Mark, Tony and Debbie will discuss this morning.

The combined benefits of improved on-time service, better equipment utilization and availability, and more effective customer interface, all helped drive a much improved product to sell. Our customers responded by diverting $32.8 million from the highways last year, and we see that trend continuing and escalating as our service product improves further and motor carriers face a tougher cost environment this year. Across all the groups, we identified over $184 million in potential new business in 2002, and captured $67 million on an annualized basis. The remaining $117 million is being pursued as part of our business development plans in 2003.

We have the opportunity to continue improving yield in 2003. Approximately $996 million of contracted Merchandise revenue and $664 million in quote and tariff based business will be renegotiated this year. This is 45% of total 2002 merchandise revenues. Most of the remaining contracts and quotes are subject to formulated and fixed increases in 2003.

Turning to our specific business groups, in 2002 our automotive revenues set a new high of $961 million, an increase of 9% over 2001 and 4% higher than 2000 when auto sales were 3% higher and record production was 5% better than 2002.

Considering all modes at NS, automotive revenues reached $1.1 billion last year as Triple Crown added $94 million and Intermodal $17 million to our automotive franchise.

Over the past year, we maintained our position of having the largest automotive franchise in North America with 26% of total volume.

Serving 34 assembly plants, 78 major auto parts suppliers and the four Ford Mixing Centers provides Norfolk Southern with a great automotive franchise. We have a lot of room for further growth with this extensive market coverage.

Looking at the automotive market as a whole, in 1991 the International component of North American light vehicle production stood at just 8%. Here you can see just how dramatically this is changing. In 2002, 25% of production was from new international based plants in North America. AutoCast, an industry publication, projects international based plants will provide nearly a third of total production by 2005. New plants built by Toyota, Mitsubishi, BMW, Mercedes and Honda, which are served by NS, are playing a key role in driving these numbers and higher automotive revenues for our Company.

Approximately two-thirds of our automotive business in 2002 was comprised of finished vehicles and the balance consisted of auto parts moving to assembly plants.

We experienced strong growth in both vehicles and automotive parts as vehicle revenue grew by $46 million, or 8%, and auto parts posted a $30 million, or 11% improvement, over 2001.

Overall sales for the U. S. big four producers, namely Ford, GM, Daimler Chrysler and Toyota were down 3% in 2002. NS volume with these accounts, however, rose 8% and revenues improved by 10%. This growth was achieved through highway diversions, plant expansions, continued redesign of the Ford Mixing Center network, and new automotive services.

North American production is slated to be flat in 2003, and we face further challenges of retooling at Ford's Norfolk and Kansas City plants and their production cutbacks in the first quarter. However, new projects and expansions across our network will offset these short term disruptions as the year progresses. Projected increased vehicle business with Toyota, Mitsubishi and Honda, along with higher revenues from auto parts will drive further growth in 2003.

Before I turn to our other four industrial groups, I will briefly recap our supply chain initiatives that are having a positive impact on all five Merchandise groups, as well as our Intermodal business.

As you know, we launched Modalgistics in early 2001. Most of our existing customers and many new ones are increasingly pursuing logistics solutions to optimize total costs in the supply chain. Through Modalgistics, we are providing the analytical tools and personnel to conduct such supply chain optimization studies and to ensure that rail solutions are included in the modal selection process.

In doing so, Modalgistics objectively provides total cost solutions that utilize all modes, such as carload, Intermodal, Triple Crown, TDIS truck brokerage, and a range of warehouse and distribution combinations. This approach levers our core transportation service and customer relationships while tapping new revenue sources from value added services. These include consulting fees, as well as growing the NS transload and distribution services business.

Finally, we are levering Modalgistics internally to drive a greater supply chain perspective throughout the sales and marketing organizations, and the Company as a whole. In essence, this is repositioning our services in the marketplace.

Using the tools I just discussed, we secured over 9,000 carloads and $14 million in new revenue through the Modalgistics unit last year.

New service products include ModalManager, a suite of shipment management tools that provide complete shipment visibility across all modes down to the individual SKU.

Thoroughbred Extra is a new dock-to-dock carload service for paper that provides seamless modal integration and inventory management.

Finally, our Modalgistics unit is concentrating on expanding our distribution and transload services business.

Eight new terminals have been added since 2000. We now have 28 high quality bulk terminals that handle plastics, corn syrup, and other commodities across the system.

Revenue from these terminals was up 15% in 2002 and up 62% since 2000 with over half of the gains coming from truck to rail conversion.

$456 million, or 14%, of our total Merchandise revenues in 2002 involved Multimodal services such as warehouses, bulk terminals, lumber and paper distribution centers, and our SteelNet facilities. Modalgistics enhances these markets by offering full supply chain support to each segment. This support includes single billing for all modes, complete shipment visibility, and the ability to model all modes involved to generate the lowest total costs. Our overall multimodal business is growing at an annual rate of 4% and we see increasing demand for this service as we continue to improve our transportation service and overall ease of doing business.

Now moving to our other four industrial groups, paper and forest products was the only group without a year-over-year revenue increase.

Paper revenue was down 1% in 2002 and 4% below 2000. However, truck conversion of $6.5 million was encouraging. Also, favorable second half and fourth quarter results did indicate that we may be nearing the bottom of the current paper production cycle.

Since 1998, 9.5 million tons of paper production capacity has been removed in North America. Mills served by NS represent about half of that decline.

In addition to these capacity reductions, six million tons of domestic production have shifted to imported sources since 1998.

Finally, the business has consolidated to the point that the top three producers in 2000 represented nearly two-thirds of total domestic paper sales compared to only 36% in 1975. This concentration of production and sales is resulting in shifting distribution patterns which are both a challenge and an opportunity.

Looking ahead to this year, forecasts call for 3% growth in paper production and a 3% contraction in lumber.

We see further opportunities for truck to rail conversion this year as we lever our supply chain services provided by Modalgistics and build on our new Thoroughbred Extra service for paper. This new product links over 50 paper mills on NS to a network of warehouses and paper distribution centers. Single billing, complete inventory visibility and the ability to manage the inventory from production planning to customer delivery holds promise for growth in rail shipments this year.

Finally, we are participating in the formation of a National Box Car Pool for paper products. This pool, which the rail industry will run through an agreement with TTX, will utilize the same tools that are used to distribute and manage the National Multilevel Fleet for finished vehicles. Our objective is to boost the utilization of the paper box car fleet by at least 50% by aggressively reducing empty box car miles over the North American network. This pool will begin operation on March 1 with over 5,000 cars in the fleet.

Revenue for chemicals rose 2% on essentially flat volume in 2002.

Stronger demand for plastics, industrial intermediates, and miscellaneous chemicals helped drive the overall increase.

As with the other Merchandise Groups, highway conversion was a key part of the 2002 revenue increase. Truck conversion comprised $3.7 million in growth or approximately one-quarter of the $16 million gain in 2002.

With the recent spike in crude oil to $35+ per barrel, petroleum based feedstock costs will have a negative impact on the chemical industry in 2003.

While DRI-WEFA projects a 2.5% increase in plastics production in 2003, other domestic chemical production is projected to be flat at best with 2002. Import chemical products are projected to increase by 5% in 2003 after a 9% increase in 2002 . The new Stolt-Nielsen bulk terminal at Braithwaite, Louisiana may hold increased potential for NS participation in this segment of business.

Finally, chemical industry consolidations and joint ventures continue at a rapid pace.

This is just a sample of the mergers and joint ventures in the business over the past three years alone.

We expect this trend to continue as excess capacity, higher feedstock costs, and commodity pricing drive mergers and consolidations.

This will result in changing traffic patterns, product swaps and other market changes.

Continued focus will be placed on improved chemical yield in 2003. This effort will reflect the value of enhanced service on NS and our safety performance.

Using Modalgistics optimization tools, we are focused on offering our chemical customers value added services to improve private fleet utilization and the use of our Thoroughbred Bulk Terminals.

We also have underway a series of service/gateway initiatives that will benefit chemical customers.

Using multi-rail interline modeling tools, we are working with our interline partners to develop increased flows of chemicals from the Gulf Coast over the New Orleans gateway to the East and Northeast. We call this our Chemical Crescent Service and the benefits look like this ...

Compared to the St. Louis gateway, rail mileage to/from the Gulf Coast via New Orleans to the Northeast is reduced by 14%, resulting in a 25% reduction in transit time. Even highway mileage is 3% longer than this direct rail routing.

We are beginning to transition routings for selected chemical customers to the Chemical Crescent route, and we believe we will see this escalate in 2003.

Turning to metals and construction, strength in coil steel shipments generated a 7% increase in overall metals revenue in 2002, which was partially offset by a 4% decline in construction related revenues producing a net revenue gain of 3%.

As we all know, the steel industry is in a significant transition. Consolidation and repositioning of the steel industry is well underway on a global basis.

After 20 steel related bankruptcies and the closure of 11 integrated mills in the U.S., companies such as International Steel Group (ISG), which didn't exist two years ago, are now poised to be the largest producers of steel in the U.S. after acquisition of LTV Steel's assets and now Bethlehem Steel.

These consolidations are driving new distribution patterns and, in turn, greater opportunity for modal conversions. Our Metals Group secured close to $10 million in truck-to-rail conversions last year and we see an opportunity to significantly increase those in 2003. For example, one major steel customer recently provided us with detailed origin/destination traffic information reflecting over 4 million tons of highway business in 2002. While not all of this is susceptible to rail handling, even 20% of it represents over 7,000 carloads of new potential rail business - with one customer.

We are well positioned to secure this type of business as we have the most extensive access to the steel industry in the East. Also, our SteelNet steel warehouse and distribution network complements our origin sourcing quite well.

As you see from this map, NS serves 36 integrated mills and 14 mini mills across the system.

We also serve over 38 steel processors, and ...

We have over 70 strategically located warehouses and steel transfer facilities with the major locations depicted here. Our newest facility, Collier Metals in Atlanta, was opened in the second half of 2002.

Our annual SteelNet revenues now exceed $63 million and we expect continuing growth at these facilities.

From a market perspective, while steel imports doubled between 1992 and 2001 exceeding 30 million tons annually, early in 2003 we are beginning to see exports of semi-finished steel to Europe and China. This is based on China's transition from an exporter of steel to an importer. Through the first six weeks of this year, we have secured some 300,000 tons of export steel moving through various East Coast ports to Europe and China.

As I stated a few moments ago, modal conversion, using direct rail and leveraging SteelNet distribution capabilities, is key to our market strategy in 2003 and beyond.

As the year progresses, we will continue to see shifts in distribution patterns as consolidation of the industry continues. ISG's purchase of Bethlehem Steel will make it the largest producer in the U.S. with over 16 million tons of capacity.

Similarly, U.S. Steel or AK Steel's acquisition of National Steel will position us for further opportunities.

Also, we have three new mills scheduled to achieve full production in 2003. These facilities will contribute to increased carloadings and revenues. These are IPSCO at Lemoyne, Alabama; SDI at Columbia City, Indiana; and Chapparal Steel at Petersburg, Virginia.

Finally, in the construction sector, state budget cuts for new highway construction will negatively impact aggregates and cement business in 2003, although we expect new cement terminals and access to new sources of crushed stone in the Southeast to offset these market factors in 2003.

In the Agriculture market most of the indicators were positive for this group in 2002, as revenue increased by $20 million, or 3%. Approximately one-quarter of that total gain was from highway conversion as $5 million was secured primarily in new food and consumer products business.

Record corn revenues were achieved as carloads rose by 4% and revenues increased by 11%. Longer haul movements from Iowa and the Chicago gateway influenced this trend, as drought conditions restricted the traditional Illinois, Indiana and Ohio sourcing.

We saw rebounds in fertilizers, beverages, and canned goods with cars and revenue up in each group.

Longer haul corn sourcing will continue in 2003 until the new crop is harvested in the third and fourth quarters. This is dependent on crop conditions and the 2003 harvest. Due to poor crop conditions last year, carryovers of corn from 2001/2002 to 2003 declined to less than one million bushels down some 650 million bushels compared to last year.

Despite the longer hauls our 75 car shuttle train service is having a very positive impact on our ability to improve cycle times in the movement of grain to Southeast feed providers. In 2002 we expanded this service to 4 receiver mills and 20 origin elevators. In 2003, we will add 5 new Southeastern mills that will receive 75 car shuttle trains.

Our 75 car shuttle train service for grain has improved equipment utilization and profitability significantly.

Trips per month have more than doubled allowing us to handle 7,000 more carloads with the same fleet in 2002 vs. 2001.

Fertilizer demand and usage will be higher in 2003. Acreage planted is projected to rise by as much as 2.6 million acres, or 3%. Increased fertilizer usage is also projected to boost yields as low carryovers from last year's poor crop drive increased demand for new crop corn and soybeans.

This has prompted Potash Company of Saskatchewan (PCS) to reopen its shuttered plant at Occidental, Florida which in previous years generated as much as 20,000 carloads annually for NS. We are optimistic that a good portion of these carloadings will be regained.

Finally, natural gas feedstock costs are driving up the costs of domestic nitrogen fertilizers. To capture this import business we are developing an import fertilizer terminal at Chalmette, Louisiana which we feel holds good potential.

These are aerial photographs of the terminal. It will be a good companion facility to the Stolt-Nielsen deepwater facility at Braithwaite, Louisiana which we also serve.

In summary, with our TOP service product, our supply chain initiatives, a solid Merchandise franchise and new products and services, we look forward to further growth in 2003, much of which will come from the highway.

Thank you and I would welcome any questions you may have.